Exhibit 10.4

AMENDMENT TO OUTSTANDING LONG-TERM INCENTIVE PERFORMANCE AND PERFORMANCE STOCK UNIT AWARD AGREEMENTS UNDER THE
LOCKHEED MARTIN CORPORATION 2011 INCENTIVE PERFORMANCE AWARD PLAN AND
LOCKHEED MARTIN CORPORATION 2020 INCENTIVE PERFORMANCE AWARD PLAN

The Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Lockheed Martin Corporation (the “Corporation”), as administrator of the Lockheed Martin Corporation 2011 Incentive Performance Award Plan, as amended (“2011 Plan”), and the Lockheed Martin Corporation 2020 Incentive Performance Award Plan (“2020 Plan” and, together with the 2011 Plan, the “Plans”), approved clarifying amendments to the terms of the outstanding, unvested long-term incentive performance awards and performance stock unit awards granted to employees under the Plans as set forth in the table below (each, an “Affected Agreement”). Effective as of February 24, 2021, each of the Affected Agreements shall be amended as provided for herein (this Amendment, the “Amendment”).

Affected Agreement	Applicable Plan
Long-Term Incentive Performance Award Agreement for the 2020 – 2022 Performance Period	2011 Plan
Performance Stock Unit Award Agreement for the 2020 – 2022 Performance Period	2011 Plan
Long-Term Incentive Performance Award Agreement for the 2020 – 2022 Performance Period	2020 Plan
Performance Stock Unit Award Agreement for the 2020 – 2022 Performance Period	2020 Plan

Capitalized terms used in this Amendment are defined in the 2011 Plan or 2020 Plan, as applicable, or the Affected Agreements.

1. The second sentence of Section 4.1(a) of the Affected Agreements is revised in its entirety to read as follows (new language underlined):

For any year in which net income would otherwise be affected by (I) Tax Reform; or (II) a change in law or interpretation of law related to the amortization of research or experimental expenditures under Section 174 of the Code, as amended from time to time, as reflected in any future Long Range Plan, financial statement or tax return, net income shall be adjusted by substituting the effective tax rate assumed in the 2020 Long Range Plan for the actual effective tax rate (and ignoring the adjustment under clause (A)(i) above, if any, to the extent necessary to avoid double counting of tax impacts).

2. In all other respects, the Affected Agreements will remain unchanged.

3. This Amendment is subject to the terms of the applicable Plan, and the applicable Plan is hereby incorporated by reference.